As filed with the Securities and Exchange Commission on December 9, 2002

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NOVELLUS SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	77-00246 (I.R.S. Employer Identification No.)

4000 North First Street
San Jose, CA 95134
(Address of Principal Executive Office Including Zip Code)

SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended
SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended
1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International, Inc., as amended
2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc.
Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001
(Full titles of the plans)

Kevin S. Royal
Vice President, Chief Financial Officer
Novellus Systems, Inc.
4000 North First Street
San Jose, CA 95134
(Name and address of agent for service)

(408) 943-9700
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed maximum
Title of securities to be	Amount to be	maximum offering	aggregate offering	Amount of
registered	registered(1)	price per share(2)	price(2)	registration fee

Common Stock, no par value	1,144,527	$42.848	$49,040,692.90	$4,512.00

Common Stock, no par value	530,201	$31.835	$16,878,948.84	$1,553.00

Total	1,674,728		$65,919,641.74	$6,065.00

(1)	This Registration Statement shall also cover any additional Common Stock which becomes issuable under the SpeedFam, Inc. 1991 Employee Incentive Stock Option Plan, as amended, the SpeedFam-IPEC, Inc. 1992 Stock Option Plan, as amended, the 1995 Stock Plan for Employees and Directors of SpeedFam-IPEC International,

Inc., as amended, the 2001 Nonstatutory Stock Option Plan of SpeedFam-IPEC, Inc., and the Stand-Alone Nonstatutory Stock Option Agreement of SpeedFam-IPEC, Inc., dated June 14, 2001 assumed by Novellus Systems, Inc. (collectively, the “Assumed SpeedFam-IPEC Plans”), as assumed by Novellus Systems, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transactions effected without the receipt of consideration which results in an increase in the number of the outstanding Common Stock of Novellus Systems, Inc.

(2)	Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended. The price of $42.848 per share represents the weighted average exercise price of the 1,144,527 shares of Common Stock outstanding and subject to options under the Assumed SpeedFam-IPEC Plans. The price of $31.835 per share represents the average of the high and low price per share of Common Stock of Novellus Systems, Inc., as reported on the Nasdaq National Market on December 5, 2002.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the “Exchange Act”);

2.	The Registrant’s Current Reports on Form 10-Q for the fiscal quarters ending on March 30, 2002, June 29, 2002 and September 28, 2002;

3.	The Registrant’s Current Reports on Form 8-K filed on August 14, 2002; and

4.	The description of the Registrant’s Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on August 31, 1988.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation’s Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Act. The Registrant’s Articles of Incorporation and Bylaws provide for indemnification of its directors and officers, and permits indemnification of employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.

Exhibit
Number	Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

23.3	Statement Regarding Consent of Arthur Andersen LLP.

25.1	Power of Attorney (see Signature Page).

Item 9. Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee plan’s annual report pursuant to Section 13(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of the expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Novellus Systems, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on December 9, 2002.

NOVELLUS SYSTEMS, INC.

By:	/s/ Richard S. Hill

Richard S. Hill Chairman of the Board of Directors and Chief Executive Officer

POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Richard S. Hill and Kevin S. Royal, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming anything the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Richard S. Hill Richard S. Hill	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	December 9, 2002

/s/ Kevin S. Royal Kevin S. Royal	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2002

/s/ J. David Litster J. David Litster	Director	December 9, 2002

D. James Guzy	Director

/s/ Delbert Whitaker Delbert Whitaker	Director	December 9, 2002

Signature	Title	Date

/s/ Glen G. Possley Glen G. Possley	Director	December 9, 2002

/s/ William R. Spivey William R. Spivey	Director	December 9, 2002

/s/ Yoshio Nishi Yoshio Nishi	Director	December 9, 2002

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors.

23.3	Statement Regarding Consent of Arthur Andersen LLP.

25.1	Power of Attorney (see Signature Page).